                        SETTLEMENT AND RELEASE AGREEMENT

      This Settlement and Release Agreement (the "Agreement") is entered into as of this 2nd day of June 1997 (the "Effective Date") by and between Galoob Toys, Inc., formerly known as Lewis Galoob Toys, Inc. ("Galoob"), by and on behalf of itself and its wholly owned subsidiary Galco International Toys, N.V., and Hedeen and Companies, FunMaker, Clemens V. Hedeen, Jr., Patti Jo Hedeen, Ned Cain, Carol Cain, C.V. Hedeen's Fun Factory, Hedeen International, and CV Hedeen's Fun City, USA (collectively the "Hedeen Group").

                                 A. DEFINITIONS

       1. The "Lawsuit" means the case of Lewis Galoob Toys, Inc. v. Clemens V. Hedeen et al., and related cross-action, pending in the United States District Court for the Northern District of California, No. C95-1852-DLJ.

       2. "Escrow Funds" means the money that Galoob has previously deposited in an account at the Associated Kellogs Bank in Green Bay, Wisconsin (the "Escrow Funds Bank"), pursuant to the Stipulation and Order Re Deposit of Funds, filed July 24, 1996 in the Lawsuit, plus any interest that has accrued in said account. The amount of money so deposited in the Escrow Funds Bank by Galoob is Two Million Eighty-One Thousand Five Hundred and Fifty-Six Dollars ($2,081,556.00).

       3. "The Royalty Agreements" mean the following: (a) the Agreement between FunMaker and Galoob dated June 16, 1986 (the "1986 Agreement"); (b) the Supplemental Agreement between Hedeen and Companies (FunMaker) and Galoob executed on June 29, 1989 by Hedeen and Companies (FunMaker) and on July 5, 1989 by Galoob; (c) the letter agreement regarding Z-BOTS between FunMaker and Galoob dated December 14, 1992 and executed by

FunMaker on December 29, 1992; and (d) any claimed or alleged express or implied agreement or right based upon, relating to or arising out of any of the agreements described in subparagraphs A3(a) through A3(c) and/or Micro Machines (as defined below).

       4. "The Parties" mean Galoob, on the one hand, and the Hedeen Group, on the other hand (with each member of the Hedeen Group being a "Party").

       5. "Micro Machines" means: (a) the words "Micro Machines"; (b) products sold, manufactured, given away, distributed, sublicensed, licensed or otherwise transferred under or using the Micro Machines name ("Micro Machines Products");
(c) the Micro Machines trademark, trade name, service mark, logo and goodwill and intellectual property rights associated therewith; (d) all other trademarks, trade names, service marks, markings, logos, patents, copyrights, trade dress, designs and other identifying features, goodwill and intellectual property rights owned or controlled by Galoob and used in conjunction with or associated in any way with any Micro Machines Products; (e) all other trademarks, trade names, service marks, markings, logos, patents, copyrights, trade dress, designs and other identifying features, goodwill and intellectual property rights licensed or otherwise authorized for use by Galoob from third parties to the extent used in conjunction with or associated in any way with any Micro Machines Products (the rights described in subparagraphs A5(a), A5(c), A5(d) and A5(e) are collectively referred to as "Micro Machines Intellectual Property"); (f) all molds, tooling, drawings, models, prototypes or other similar items sold, manufactured, given away, distributed, licensed, sublicensed or otherwise transferred or used in any way in connection with or relating to Micro Machines Products and/or Micro Machines Intellectual Property; and (g) all rights to sell, manufacture, give away, distribute, license, sublicense or otherwise enter into any agreement in connection with or relating to Micro Machines Products and/or Micro Machines Intellectual

Property.

       6. "Protective Order" means the Stipulation and Protective Order for Confidential Information, filed September 6, 1995 in the Lawsuit.

                                  B. AGREEMENT

       Subject to the terms of this Agreement, the Parties desire to finally and forever resolve all disputes of any kind or nature between them, including but not limited to claims that have been or could be asserted in the Lawsuit or elsewhere. Therefore, for good and valuable consideration, the Parties, and each of them, agree as follows:

       1. Initial Cash Payment: On the date specified in paragraph B5, Galoob shall pay to the Hedeen Group the sum of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00).

       2. Additional Cash Payments:

              a. In accordance with the provisions of paragraph B2c below, Galoob shall cause to be paid to the Hedeen Group an additional sum totalling Seven Million Five Hundred Thousand Dollars ($7,500,000.00), payable as follows:
(a) Seven Hundred and Fifty Thousand Dollars ($750,000.00) on June 1, 1998; (b) Five Hundred Thousand Dollars ($500,000.00) annually starting on June 1, 1999 through and including June 1, 2011; and (c) Two Hundred and Fifty Thousand Dollars ($250,000.00) on June 1, 2012. (If June 1 falls on a holiday or weekend in any year(s), the date for payment shall be the first business day following June 1.)

              b. In the event that Galoob fails to make any payment pursuant to paragraph B2a by the applicable due date ("Late Payment"), the Hedeen Group shall promptly give written notice of such Late Payment and Galoob shall have fourteen (14) days from the date of receipt of such notice to cure by making the payment. Galoob shall pay interest on any Late Payment at the rate of two percent (2%) over Bank of America prime from the applicable due date through the date of payment.

              c. Within thirty (30) days of the Effective Date hereof, Galoob will purchase one or more zero coupon government bonds that shall provide for payments in the amounts specified in paragraph B2a above ("Bonds") to secure payment of said amounts as set forth in the Security and Trust Agreement attached hereto as Exhibit 1. The Bonds shall be payable to a trustee, which shall be a bank or other institutional trustee designated by Galoob, and the Bonds shall be administered pursuant to the attached Security and Trust Agreement in favor of Clemens V. Hedeen and Patti Jo Hedeen, as secured parties. The Security and Trust Agreement shall be executed by Clemens V. Hedeen, Patti Jo Hedeen and Galoob prior to the time Galoob purchases the Bonds. Galoob may satisfy the obligations set forth in paragraph B2a by paying the sums, or any of them, directly in accordance with paragraphs B2a and B4 hereof or from the Bonds through the procedures set forth in the Security and Trust Agreement, either of which shall satisfy Galoob's obligations pursuant to paragraph B2a in full. The Parties shall also execute any other documentation reasonably requested by the trustee to implement the terms of the attached Security and Trust Agreement, provided that such other documentation is consistent with and does not contradict the terms and conditions of this Agreement or the Security and Trust Agreement attached hereto as Exhibit 1.

       3. Escrow Funds: On the date and in the manner specified in paragraphs B4 and B5, Galoob shall cause the Escrow Funds to be paid to the Hedeen Group. The Parties shall also promptly execute all paperwork necessary to close the bank account that has been used to hold the Escrow Funds.

       4. Manner of and Instructions re Payments: The payments described in paragraphs B1, B2 and B3 shall be made by wire or other transfer of funds to a single account with a single financial institution to be specified in writing by Clemens V. Hedeen and Patti Jo Hedeen, who are hereby authorized by the Hedeen Group, and each of them, to specify the recipient financial institution and account. Such specification shall be provided to Galoob no later than the time of execution of this Agreement. The Hedeen Group, and each of them, shall be solely responsible for allocating the payments specified in paragraphs B1, B2 and B3 among themselves. Payment by Galoob pursuant to the specifications provided by Clemens V. Hedeen and Patti Jo Hedeen will be deemed to have satisfied Galoob's obligations under paragraphs B1, B2 and B3.

       5. Closing and Dismissal of Lawsuit: Within three (3) business days of execution of this Agreement by all Parties, the Parties shall execute and file a stipulation for dismissal of the Lawsuit with prejudice, including all complaints and counterclaims, in the form attached hereto as Exhibit 2. All Parties shall bear their own attorney's fees and costs in connection with the Lawsuit and this Agreement. Simultaneously upon filing of the stipulation for dismissal, Galoob shall: (a) cause the sum specified in paragraph B1 above to be paid to the Hedeen Group pursuant to the instructions in paragraph B4; and (b) provided Galoob has received the requisite forms from the Escrow Funds Bank ("Escrow Forms"), Galoob shall send the original Escrow Forms by Federal Express or other express mail with a facsimile copy to the Escrow Funds Bank authorizing it to pay the Escrow Funds to the Hedeen Group pursuant to paragraphs B3 and B4. If for any reason beyond Galoob's control, Galoob has not received the Escrow Forms from the Escrow Funds Bank by the time the dismissal is filed, Galoob will execute and send said Escrow Forms to the Escrow Funds Bank immediately upon their receipt.

       6. Galoob's Exclusive Rights to Micro Machines:

              a. The Hedeen Group, and each of them, acknowledge and agree that as of the Effective Date hereof and at all times hereafter, Galoob has and shall continue to have in the future the exclusive and entire right, title and interest in and to Micro Machines for all purposes. The Hedeen Group, and each of them, acknowledge and agree that as of the Effective Date hereof and at all times hereafter, they have no right, title or interest in or to Micro Machines and they shall not at any time assert any claim of any sort to or in connection with Micro Machines. The Hedeen Group, and each of them, further acknowledge and agree that Galoob has full and complete authority to make any and all decisions of any nature or kind whatsoever and to take any action of any nature or kind whatsoever concerning Micro Machines. Except only to the limited extent set forth in paragraph B6b, the Hedeen Group, and each of them, shall not use Micro Machines at any time now or in the future for any commercial or business purpose or for personal gain.

              b. Galoob will not object to the Hedeen Group describing itself as "inventors of the original Micro Machines toys"; provided, however, that Galoob does not accept any responsibility and expressly disclaims any responsibility for the accuracy of said statement. Galoob's agreement pursuant to this subparagraph B6b shall be limited to the terms hereof, and shall not in any way diminish or vary the terms of subparagraph B6a except to the extent specifically set forth herein.

       7. The Royalty Agreements: The Hedeen Group, and each of them, hereby convey all right, title and interest in and to the subject matter of and rights under the Royalty Agreements in their entirety to Galoob for its exclusive use and ownership. All of Galoob's obligations and duties under the Royalty Agreements and all of the Hedeen Group's rights (and each of their rights) under the Royalty Agreements are extinguished in their entirety, including but not limited to any obligation to pay additional royalties or other payments thereunder and any examination or audit rights thereunder. The Hedeen Group, and each of them, acknowledge and agree that, except as set forth in paragraphs B1, B2 and B3 hereof, Galoob has no obligation of any kind to make any payments to the Hedeen Group, or any of them. The Royalty Agreements are no longer of any force or effect and are hereby terminated in their entirety and the Parties hereto expressly waive any and all rights and obligations under the Royalty Agreements, including but not limited to the provisions of paragraph 18 of the 1986 Agreement and any and all rights to examine Galoob's books and records pursuant to paragraph 13 of the 1986 Agreement, or otherwise. The Hedeen Group, and each of them, acknowledge and agree that all notices of default and/or notices of termination relating to the Royalty Agreements, or any of them, are cancelled and are of no force or effect.

       8. Non-Competition and Non-Disparagement:

              a. The Hedeen Group, and each of them, hereby agrees that in connection with the execution of the Agreement and the transfer of their interest in the Royalty Agreements and the goodwill related thereto, the Hedeen Group, and each of them, shall not, either directly or indirectly, engage in the development, manufacture, license, distribution or sale of miniature vehicles in substantially the same scale as Micro Machines vehicles marketed to date and/or playsets for such miniature vehicles marketed to date. This restriction shall terminate within five (5) years of the Effective Date of this Agreement.

              b. The Hedeen Group, and each of them, shall not use or authorize the use of any name, trademark, logo, service mark, trade dress, copyright, patent, design or other marking which is confusingly similar to any Micro Machines Intellectual Property, or otherwise engage in any act which causes, or is reasonably likely to cause, any such confusion. In addition, except as specifically set forth in paragraph B6b above, the Hedeen Group, and each of them, shall not use or authorize the use of any name, trademark, logo, service mark, trade dress, copyright, patent, design or other marking, or otherwise engage in any act or business that does or is intended to dilute, tarnish, degrade, diminish, impair or otherwise adversely affect, Micro Machines Intellectual Property.

       9. Samples and Prototypes:

              a. Within three months of the Effective Date hereof, Galoob shall use reasonable efforts to provide the Hedeen Group with samples of Micro Machines toys to the extent they are in Galoob's possession as of the Effective Date hereof, as follows: two samples of Micro Machines toys sold between 1994 and the Effective Date hereof, or one sample where two are not available, provided Galoob has at least one sample of each toy to retain for its own use.

              b. Within thirty (30) days of the Effective Date hereof, Galoob shall cause to be delivered to Legal Strategies Group all original Snappers prototypes submitted by the Hedeen Group in 1986 which are in Galoob's possession as of the Effective Date hereof.

       10. Releases:

              a. By Galoob: Subject to and conditioned upon dismissal of the Lawsuit, Galoob, individually and for and on behalf of its successors, predecessors, parent companies, subsidiaries (including but not limited to Galco International Toys, N.V.), affiliated companies, partnerships, partners, associates and joint venturers, hereby fully, completely and finally waives, releases and forever discharges and covenants not to sue the Hedeen Group, and each of them, and their successors, predecessors, heirs, assigns, attorneys, executors, agents and representatives from any and all claims, demands, suits, liabilities, debts and obligations of any kind or nature, known or unknown, foreseen or unforeseen, suspected or unsuspected, that it has had, now has or may have in the future as to any and all matters of any kind through the Effective Date hereof, including but not limited to matters based upon, relating to or arising from the following: (1) all claims asserted or that could have been asserted in the Lawsuit; (2) the Royalty Agreements; (3) Micro Machines; and (4) all other dealings, contracts and agreements between the Parties, or any of them; provided, however, that this release does not release or discharge any claim or obligation expressly created by this Agreement or the Protective Order.

              b. By The Hedeen Group: Subject to and conditioned upon dismissal of the Lawsuit, the Hedeen Group, and each of them, individually and for and on behalf of their successors, predecessors, subsidiaries, parent companies, affiliated companies, partnerships, partners, associates, heirs, executors and joint venturers, hereby fully, completely and finally waive, release and forever discharge and covenant not to sue Galoob, and its successors, predecessors, parent companies, subsidiaries (including but not limited to Galco Internationals Toys, N.V.), affiliated companies and former and current employees, attorneys, officers, directors, agents, representatives, partners, associates, assigns, distributors, licensors and licensees from any and all claims, demands, suits, liabilities, debts and obligations of any kind or nature, known or unknown, foreseen or unforeseen, suspected or unsuspected, that they have had, now have or may have in the future as to any and all matters of any kind through the Effective Date hereof, including but not limited to matters based upon, relating to or arising from the following: (1) all claims asserted or that could have been asserted in the Lawsuit; (2) the Royalty Agreements; (3) Micro Machines; and (4) all other dealings, contracts and agreements between the Parties, or any of them; provided, however, that this release does not release or discharge any claim or obligation expressly created by this Agreement or the Protective Order.

              c. Civil Code Section 1542: The Parties hereto certify that they have read and understood, and hereby expressly waive the benefits of Section 1542 of the California Civil Code, and any and all similar provisions under other state and federal laws. Civil Code Section 1542 provides as follows:

                   A general release does not extend to claims which the
            creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


The Parties warrant that they have been represented by counsel and have had a full and complete opportunity to consult with counsel about this Agreement and to investigate the facts of the matters in dispute. The Parties recognize that they may discover new facts in the future and voluntarily assume the risk that they may discover such new facts in the future. The Parties further recognize that they may suffer additional damages or injury arising out of the matters released in this Agreement. The Parties acknowledge that they intend these consequences even as to facts or claims for damages or injuries that may exist which they do not know to exist and which, if known, would materially affect their decision to execute this Agreement. The Parties have read and understood the operation and legal effect of Section 1542 and hereby intend through this release fully and forever to release all claims as set forth above regardless of the discovery of any additional facts or information subsequent to the execution of this Agreement.

       11. Denial of Liability: By entering into this Agreement, it is understood that the Parties do not admit, and to the contrary expressly deny, that they have breached any duty, obligation or agreement, or engaged in any illegal, tortious or wrongful activity, or that any damages have been sustained by any other Party hereto or any third party.

       12. Integration Clause: The Parties hereto warrant that no promise, representation, inducement or agreement not expressed herein has been made to them, either individually or collectively, in connection with this Agreement. This Agreement is intended to be a full and complete statement of the terms of the agreement between the Parties and expressly supersedes any and all prior oral or written agreements (express or implied), including but not limited to the Royalty Agreements.

       13. Modification or Amendment: This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by Galoob, on the one hand, and Clemens V. Hedeen, Jr. and Patti Jo Hedeen, on the other hand, who are hereby authorized by the Hedeen Group, and each of them, to enter into such alterations, amendments, modifications and changes.

       14. Affected Parties: This Agreement is and shall be binding upon and inure to the benefit of the Parties and their respective agents, attorneys, employees, officers, directors, parent companies, subsidiaries, predecessors, affiliates, affiliated and related companies, successors, assigns, spouses, associates, partners, principals, partnerships, joint venturers, representatives, estates and heirs.

       15.Representations Re Signing Authority: Each of the persons executing this Agreement represents and warrants that he or she has full and complete authority to sign on behalf of the designated entity.

       16. Representations Re Rights, Ownership, Etc.: The Hedeen Group, and each of them, represent and warrant as follows:

              a. They, and each of them, have the exclusive right, title and interest in (i) the Royalty Agreements and all rights, title and interest being conveyed to Galoob in paragraph B7 above; (ii) the Lawsuit, and all matters that were or could have been asserted in the Lawsuit; and (iii) the claims and/or causes of action described or released herein;

              b. They, and each of them, have the exclusive right to convey the interests and receive the benefits under this Agreement;

              c. This Agreement does not violate any agreement, obligation or contract that the Hedeen Group, or any of them, have with any third party;

              d. No person or entity outside of the Hedeen Group has or claims to have any right, title or interest in (i) the Royalty Agreements or any of the rights, title and interest in said agreements; (ii) the Lawsuit, or any of the matters that were or could have been asserted in the Lawsuit; and (iii) the claims and/or causes of action described or released herein;

              e. Except for the Lawsuit, they, or any of them, are not involved in any claims or lawsuits involving (i) the Royalty Agreements or any of the rights, title and interest being conveyed to Galoob in paragraph B7 above; (ii) the Lawsuit, or any of the matters that were or could have been asserted in the Lawsuit; and (iii) the claims and/or causes of action described or released herein;

              f. They, and each of them, have made no assignment, transfer, conveyance or other disposition of any of the right, title or interest in (i) the Royalty Agreements or any of the rights, title and interest being conveyed to Galoob in paragraph B7 above; (ii) the Lawsuit, or any of the matters that were or could have been asserted in the Lawsuit; and (iii) the claims and/or causes of action described or released herein.

       17. Indemnity: In the event of any breach of any covenant, representation or warranty in this Agreement, the breaching Party shall indemnify and hold the other Party harmless from any loss, damage, cost or expense (including but not limited to reasonable attorney's fees and costs) suffered as a result of or arising from litigation, demands or other claims asserted by third parties as a result of or arising from such breach of covenant, representation or warranty.

       18. Drafting: All Parties hereto have participated in the drafting of this Agreement with the benefit of counsel. Any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applied to the interpretation of this Agreement.

       19. Governing Law: This Agreement shall be governed by and construed under the laws of the State of California, without regard to principles of conflicts of law.

       20. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

       21. Remedies: In addition to all other remedies specifically provided herein, in the event of a breach of any covenant, representation or warranty herein, the Parties shall have all rights and remedies provided by law and equity, including but not limited to the right to seek injunctive relief, offset and all other remedies available in law or equity.

       22. Notice: All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing to the following persons at their respective addresses:

              a.     Notice to Galoob:

                     William G. Catron, Esq.
                     Galoob Toys, Inc.
                     500 Forbes Boulevard
                     South San Francisco, California 94080
                     Facsimile: (415) 583-5572

              b.     Notice to the Hedeen Group:

                     Clemens V. Hedeen, Jr.
                     Hedeen International
                     218 N. 14th Street
                     Sturgeon Bay, Wisconsin 54235
                     Facsimile:  (414) 743-8835

                           - and -

                     Patti Jo Hedeen
                     c/o Hedeen and Companies
                     1309 N. 14th Avenue
                     Sturgeon Bay, Wisconsin 54235
                     Facsimile:  (414) 743-5163


Such notice shall be delivered by certified mail, return receipt requested, except where this Agreement otherwise specifies that notice shall be by facsimile. In the event that either party wishes to change the designated person and/or address for notice in the future, notice of such change of designated person and/or address shall be provided in writing.

       23. Confidential Documents: The Protective Order shall remain in full force and effect and the Parties hereto will continue to be bound thereby. Within sixty (60) days of the Effective

Date hereof, the Parties and their attorneys, consultants, experts and agents shall return all copies of documents and other materials containing information designated by any other Party as "Confidential" or "Highly Confidential" Information (with or without the "Attorney's Eyes Only" designation) pursuant to the terms of the Protective Order by delivering such materials to the other Party's counsel of record or, alternatively, such materials may be destroyed provided that the Parties and their counsel of record certify under penalty of perjury that all such materials have been destroyed, including copies given to consultants, experts and agents; provided, however, that counsel of record in the Lawsuit may retain pleadings, discovery, correspondence and work product that contains Confidential Information provided that such counsel of record agree to and shall continue to be bound by the terms of the Protective Order.

       24. Headings: The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of the Agreement or to affect its construction.

       25. Confidentiality:

              a. For a period of ninety (90) days from the Effective Date hereof, the terms of this Agreement shall remain confidential and shall not be disclosed to any third party unless and until such sooner time as Galoob determines that it should disclose the terms, or any of them, as a result of its status as a publicly traded company or by virtue of judicial or legal process, securities laws or accounting requirements. In the event there is such sooner disclosure by Galoob, Galoob shall provide the Hedeen Group with twenty-four hours advance written facsimile notice to the recipients specified in paragraph 24b that it intends to publicly disclose any terms of this Agreement. Upon such public disclosure by Galoob, the terms of this Agreement shall no longer be confidential.

              b. The confidential negotiations relating to this Agreement are and shall remain confidential and shall not be disclosed to any third party except: (a) as required by accounting requirements, legal or judicial process, or for security law purposes; (b) to the extent that Galoob concludes that it is reasonably necessary to disclose such information as a publicly traded company; and (c) to the extent necessary to enforce the terms of this Agreement.

              c. In the event that any Party receives legal or judicial process requiring disclosure of the terms and/or negotiations of this Agreement at a time when such information remains confidential hereunder, said Party shall provide all other affected Parties with reasonable notice of such legal or judicial process to permit such Party to object to any disclosure.

              d. The Hedeen Group, and each of them, acknowledges and agrees that the terms of this Agreement, and the negotiations relating to this Agreement (collectively, the "Confidential Information"), may be deemed to be non-public, material information under the United States securities laws. Accordingly, the Hedeen Group, and each of them, agree they will not (i) directly or indirectly purchase, sell or otherwise trade in any Galoob common stock or other Galoob securities (including any options to purchase such common stock or other securities) (collectively "Galoob securities") at any time prior to the conclusion of the third business day following public disclosure by Galoob of the terms of this Agreement or ninety days after the Effective Date hereof, whichever is sooner, or (ii) recommend to or authorize any other party that such party should purchase, sell or otherwise trade in any Galoob securities at any time prior to the conclusion of the third business day following public disclosure by Galoob of the terms of this Agreement or ninety days after the Effective Date hereof, whichever is sooner.

       26. Severability: If any provision of this Agreement shall be deemed to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement or the validity or enforceability of this Agreement as a whole.

       27. Facsimile Signatures: This Agreement may be executed by facsimile, which shall be deemed an original; provided, however, that original signatures will also be provided by all signatories hereto.

                                       GALOOB TOYS, INC.


                                       By:_____________________________________
                                          PRESIDENT


                                       ________________________________________
                                          CLEMENS V. HEDEEN, JR.


                                       ________________________________________
                                          PATTI JO HEDEEN


                                       ________________________________________
                                          NED CAIN


                                       ________________________________________
                                          CAROL CAIN


                                       FUNMAKER; HEDEEN AND COMPANIES; C.V.
                                       HEDEEN; FUN CITY USA; C.V. HEDEEN'S
                                       FUN FACTORY


                                       By:_____________________________________
                                          CLEMENS V. HEDEEN, JR.

                                       By:_____________________________________
                                          PATTI JO HEDEEN


APPROVED AS TO FORM:

                                       LEGAL STRATEGIES GROUP


                                       By:_____________________________________

                                       Attorneys for the Hedeen Group


                                       JACKSON TUFTS COLE & BLACK, LLP


                                       By:_____________________________________

                                       Attorneys for Galoob Toys, Inc.

                                    EXHIBIT 1



                          SECURITY AND TRUST AGREEMENT

      This Security and Trust Agreement ("Agreement") is entered into as of __________, 1997 between Galoob Toys, Inc., formerly known as Lewis Galoob Toys, Inc. ("Galoob"), Clemens V. Hedeen, Jr. and Patti Jo Hedeen (collectively the "Hedeens") and ______________, a California bank or other California "securities intermediary" under the California U.C.C. ("Trustee").

                                    RECITALS

       A. Galoob and the Hedeens have entered into a Settlement and Release Agreement ("Settlement Agreement") effective as of June 2, 1997, between Galoob, on the one hand, and Hedeen and Companies, FunMaker, Clemens V. Hedeen, Jr., Patti Jo Hedeen, Ned Cain, Carol Cain, CV Hedeen's Fun Factory, Hedeen International and CV Hedeen's Fun City, USA (collectively the "Hedeen Group"), on the other hand, pursuant to which Galoob has agreed to make certain payments to the Hedeen Group pursuant to paragraph B2a thereof.

       B. By no later than July 2, 1997, Galoob will obtain Zero Coupon bonds issued by the United States Treasury in the name of Trustee ("Zero Coupon Bonds"), as more particularly described in Exhibit A hereto.

       C. This Agreement is being made in accordance with and in full satisfaction of the provisions of paragraphs B2a and B2c of the Settlement Agreement.


                                    AGREEMENT

      NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       1. CREATION OF TRUST; GRANT OF SECURITY INTEREST.

              1.1. APPOINTMENT OF TRUSTEE. Subject to the terms and conditions of this Agreement, the parties hereto irrevocably appoint and engage ______________ to act as Trustee to hold, administer and dispose of the Trust Property (defined below) in accordance with the terms of this Agreement. The Trustee hereby accepts such appointment and agrees to perform the Trustee's duties hereunder in a diligent and professional manner. This Agreement irrevocably establishes the trust and may not be terminated by any of the parties hereto except pursuant to the provisions of paragraph 8 below.

              1.2. DELIVERY OF TRUST PROPERTY.

                     1.2.1. Within three (3) business days of execution of this Agreement by the Trustee, Galoob shall cause the Zero Coupon Bonds in the name of the Trustee to be delivered to the Trustee and shall provide confirmation of the purchase and delivery of said Zero Coupon Bonds to the Hedeens.

              1.3. ACCEPTANCE BY TRUSTEE. Trustee hereby agrees to accept the Zero Coupon Bonds and agrees to hold the Zero Coupon Bonds and all proceeds thereof in trust pursuant to the terms of this Agreement. (All of these assets, including all deposits to and interest accrued on the Trust Account, are hereinafter referred to as the "Trust Property".)

       2. PURPOSE OF TRUST; SECURITY INTEREST. The Trustee shall hold exclusive title to the Trust Property for the benefit of Galoob and the Hedeens to effect and secure the payments called for under paragraph B2a of the Settlement Agreement in accordance with the provisions of this Agreement and paragraphs B2a and B2c of the Settlement Agreement. Galoob hereby grants to the Hedeens a security interest in the Trust Property to secure payment by Galoob of the amounts referred to in paragraph B2a and B2b of the Settlement Agreement ("Lien"). This Agreement is intended to and shall perfect such Lien under applicable law. Galoob represents and warrants to the Hedeens that the Trust Property is not presently subject to any other security interest or claim, and that the execution, delivery and performance of this Agreement by Galoob does not require the consent or approval of, or violate any agreement with, any third party. Galoob also agrees that it shall not voluntarily encumber the Trust Property for the benefit of any third party; and the Trustee agrees that it will not enter into any agreement with any third party that could create or perfect any additional interest in the Trust Property. The Trustee shall provide, or cause to be provided, an executed UCC-1 Financing Statement against the Trust Property, and only the Trust Property, for the Hedeens to file with the applicable authorities. Galoob shall provide an executed UCC-1 Financing Statement against the Trust Property, and only the Trust Property, for the Hedeens to file with the applicable authorities, which UCC-1 Financing Statement shall recite that it is being filed "at the Hedeens' request for protective purposes." The Financing Statements shall not attach the Settlement Agreement or this Agreement. The creation of the Lien in the Trust Property as provided herein shall give the Hedeens a lien on said assets; but said security interest shall not enable the Hedeens to direct the Trustee to make disbursements of the Trust Property other than as provided herein. In the event Galoob and the Trustee fail to make an annual payment as required under paragraph B2a of the Settlement Agreement following an opportunity to cure pursuant to paragraph B2b of the Settlement Agreement, and provided that the Trustee has not received a Notice of Payment or Notice of Litigation (as defined below), the Hedeens shall be entitled to foreclose or otherwise enforce their Lien against the Trust Property to the extent that the Trust Account contains proceeds from matured Bonds, plus interest thereon, if any. The Hedeens shall not be entitled to foreclose or otherwise enforce their Lien against any unmatured Bonds that secure future annual payments pursuant to paragraph B2a of the Settlement Agreement.

       3. DUTIES OF TRUSTEE.

              3.1 DEPOSIT.

       Trustee shall deposit all proceeds of the Zero Coupon Bonds into a market-rate interest-bearing account ("Trust Account") in Trustee's name at a bank located in California to be held in trust pursuant and subject to the terms of this Agreement.

              3.2. PRE-LITIGATION DISBURSEMENTS FROM TRUST ACCOUNT.

                     3.2.1. On June 1 of each year from 1998 through 2012, if the Trustee has not received a Notice of Payment or a Notice of Litigation as defined below, the Trustee shall disburse all funds in the Trust Account as follows: (i) first, to the Hedeens for the amounts to which the Hedeen Group is then entitled under paragraph B2a of the Settlement Agreement, which amounts are fully set forth in Exhibit B hereto; (ii) second, any remaining amounts to Galoob. An insufficiency of funds in the Trust Account for any reason shall not condition or excuse Galoob's payment obligations under paragraph B2a of the Settlement Agreement

                     3.2.2. Galoob may elect to make any or all of the annual payments required pursuant to paragraph B2a of the Settlement Agreement directly pursuant to paragraphs B2a and B4 of the Settlement Agreement, rather than from the Trust Property. If Galoob makes such an election to pay directly, Galoob shall provide written notice to the Trustee (with a copy to the Hedeens ) by no later than June 1 in any year in which such direct payment is made, together with bank confirmation that the requisite funds have been sent to the Hedeen Group ("Notice of Payment"). If the Trustee receives such a Notice of Payment, the Trustee shall hold the funds in the Trust Account until June 15 of the year in which the Trustee has received the Notice of Payment, at which time the Trustee shall disburse all funds in the Trust Account to Galoob; provided, however, that, if prior to June 15 the Hedeens shall notify the Trustee in writing that the Hedeen Group has not received good funds in the full amount of the required payment, the Trustee shall not disburse such funds until it has received joint disbursement instructions from both parties or a certified copy of a court order directing disbursement.

              3.3 POST-LITIGATION DISBURSEMENTS FROM TRUST ACCOUNT.

       If the Trustee receives a written notice from Galoob stating that the Hedeen Group or any member thereof is in material breach of the Settlement Agreement and that Galoob has commenced litigation based upon such breach ("Notice of Litigation"), the Trustee shall thereafter not release or disburse any funds from the Trust Account unless and until either: (i) Galoob thereafter delivers to the Trustee a notice that the litigation has been dismissed; (ii) Galoob and the Hedeens thereafter deliver to the Trustee joint instructions for the disbursement of the funds in the Trust Account; or (iii) the Trustee receives a certified copy of a court order directing the Trustee to disburse the funds held. In agreeing that the funds may be held by the Trustee under the circumstances specified in this paragraph 3.3, the Parties hereto intend only to preserve the Trust Property until the events specified herein have occurred, and the Parties do not waive and expressly preserve all arguments, claims, rights and remedies they may have in such litigation, including any claim that the lawsuit was improperly commenced.

              3.4 RELEASE OF TRUST PROPERTY. Trustee shall release the Trust Property only as provided in this Agreement. All disbursements to the Hedeens from the Trust Account shall include, if such disbursement is made after June 1 of any year, interest on the payment, if any, from June 1 to the date of payment as provided in the Settlement Agreement to the extent of funds in the Trust Account.

              3.5 BOOKS, RECORDS AND INFORMATION.

                     3.5.1 Trustee shall maintain complete and accurate books of account and records of the Trustee's activities, collections and disbursements pursuant to this Agreement. The Trustee shall make such books and records available during normal business hours for inspection and audit by the parties hereto and their respective representatives.

                     3.5.2. Not later than twenty (20) days from the end of each calendar year, the Trustee shall deliver to the parties hereto a statement accurately setting forth all deposits and disbursements made by the Trustee during said year.

                     3.5.3. Trustee shall provide the parties hereto all information reasonably requested regarding Trustee's actions in connection with this Agreement.

       4. TRUSTEE'S RIGHTS.

              4.1. The Trustee shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any assets deposited with or held by the Trustee.

              4.2. The Trustee shall be protected in acting upon any written notices, certificate, instruction or request which the Trustee believes in good faith to be genuine as to the due execution thereof, as to the validity and effectiveness of the provisions thereof, and as to the truth of any information contained therein.

              4.3. The Trustee shall not be liable for any error of judgment for any act done or omitted except in the case of the Trustee's negligence, willful misconduct, or bad faith.

              4.4. Trustee may execute or perform the Trustee's duties under this Agreement either directly or through agents.

       5. NO OTHER DUTIES. The Trustee shall have no other duties except as expressly provided in this Agreement.

       6. FEES. Trustee shall be entitled to receive reasonable fees for the Trustee's services from Galoob as shall be reasonably agreed to between the Trustee and Galoob.

       7. ADDITIONAL OBLIGATIONS.

              7.1 Galoob and the Hedeens hereby agree to take such action as requested by the Trustee to implement or recognize the provisions of this Agreement.

       8. TERM. The term of this Agreement shall commence on the date hereof and shall end upon the first to occur of the following events:

              8.1 distribution of all of the Trust Property in accordance with the provisions of this Agreement;

              8.2 joint written agreement of Galoob and the Hedeens, in which case the Trustee shall distribute the Trust Property as provided in such joint written agreement.

       9. INDEMNIFICATION.

              9.1. DISBURSEMENTS. If the Trustee shall incur any liability, damages or expenses arising out of or resulting from a final determination that the Trustee has improperly distributed funds hereunder, the party or parties receiving such funds hereby agree to indemnify the Trustee and hold the Trustee harmless therefrom.

              9.2. LIMITATION. Such indemnification shall not apply to liabilities, damages, expenses or claims caused or incurred as a result of Trustee's negligence, willful misconduct, bad faith or breach of this Agreement.

       10. RESIGNATION OR REMOVAL.

              10.1. RESIGNATION. Trustee may at any time resign by giving written notice to Galoob and the Hedeens. Such resignation shall be effective upon the joint appointment by the parties of a successor Trustee and such successor Trustee's delivery to the parties of a written instrument accepting such appointment.

              10.2. REMOVAL. Galoob and the Hedeens may by joint agreement remove and replace the Trustee. Such removal and replacement shall be effective upon the joint appointment by the parties of a successor Trustee and such successor Trustee's delivery to the parties of a written instrument accepting such appointment.

              10.3. DELIVERY. In connection with its removal or resignation, the Trustee shall make arrangement for: (i) the delivery of the Trust Property, and
(ii) the transfer of the Trust Account, to the successor Trustee effective concurrent with the effectiveness of the resignation or removal and appointment of such successor.

       11. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by facsimile transmission with hard copy to follow, by overnight courier, receipt acknowledged (such as Federal Express, Express Mail or DHL), or by registered or certified mail, postage pre-paid, return receipt requested. Such notice shall be deemed to be received: (i) if personally delivered upon the date of delivery to the address of the person to receive such notice; (ii) if sent by overnight courier one (1) business day after delivery to such courier; (iii) if mailed in accordance with the provisions of this paragraph three (3) business days after the date placed in the United States mail; or (iv) if transmitted by facsimile as provided above on the business day following telephone confirmation of receipt. Notices shall be given at the following addresses:

GALOOB:               William G. Catron, Esq.          WITH A COPY TO:
                      Galoob Toys, Inc.                Debra S. Belaga, Esq.
                      500 Forbes Boulevard             Jackson Tufts Cole & Black,LLP
                      South San Francisco, CA 94080    650 California Street, 32nd Floor
                      Facsimile:  (415) 583-5572       San Francisco, California  94108
                                                       Facsimile:  (415) 392-3494


THE HEDEENS:          Clemens V. Hedeen, Jr.           WITH A COPY TO:
                      Hedeen International             Robert J. Vizas, Esq.
                      218 N. 14th Street               Legal Strategies Group
                      Sturgeon Bay, Wisconsin 54235    5905 Christie Avenue
                      Facsimile:  (414) 743-8835       Emeryville, CA  94608
                                                       Facsimile:  (510) 450-9601
                                 - and -

                      Patti Jo Hedeen
                      c/o Hedeen and Companies
                      1309 N. 14th Avenue
                      Sturgeon Bay, Wisconsin 54235
                      Facsimile:  (414) 743-5163

TRUSTEE:


The address for delivery of notices may be changed by the relevant party by giving notice of such change to all other parties to this Agreement in accordance with this paragraph.

       12. PAYMENTS.

              12.1. Payments in accordance with this Agreement which are to be made to the Hedeens shall be made to:

                      Hedeen & Companies
                      Account Number 10140715
                      Associated Bank
                      P. O. Box 19006
                      200 North Adams Street
                      Green Bay, WI 54307
                      ABA Routing #0759 00575

              12.2. Payments in accordance with this Agreement which are to be made to Galoob shall be made to:

                      Sanwa Bank California
                      Account Name:  Galoob Toys, Inc.
                      Account Number 181102060
                      ABA Routing #122003516

              12.3. The bank account for receipt of funds hereunder may be changed by the relevant party by giving notice of such change to all other parties to this Agreement in accordance with paragraph 11 hereof.

       13. MISCELLANEOUS.

              13.1. HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, successors, receivers, conservators and assigns of the parties hereto.

              13.2. HEADINGS. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

              13.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one and the same instrument.

              13.4. SEVERABILITY. If any provision of this Agreement shall be deemed to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement or the validity or enforceability of this Agreement as a whole.

              13.5. APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of California, without regard to principles of conflicts of law. By entering into this Agreement, Galoob and the Trustee hereby amend any agreement between Galoob and the Trustee with respect to the creation of the trust arrangement provided for in this Agreement to provide for the choice of law referred to in the preceding sentence with respect to all matters relevant to this Agreement.

              13.6. COMPLETE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and the Trustee. Except for the Settlement Agreement, this Agreement supersedes all prior agreements relating to the subject matter hereof.

              13.7. CUMULATIVE RIGHTS; NO WAIVER. No failure or delay of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof. The rights and remedies of the parties hereto are cumulative and not exclusive of any other rights or remedies such parties would otherwise have. No waiver of any provision of this Agreement nor consent to any departure by a party shall in any event be effective unless it is in writing; and such waiver or consent shall be effective only for the specific circumstance and will not constitute a waiver as regards future occurrences.

              13.8 THE HEDEENS' REPRESENTATION. Clemens V. Hedeen and Patti Jo Hedeen, and each of them, represent and warrant that they have full and complete authority to execute this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


      TRUSTEE:


      _________________________________


      GALOOB TOYS INC.:

      _________________________________

      By:______________________________



      _________________________________
         Clemens V. Hedeen, Jr.


      _________________________________
         Patti Jo Hedeen